Exhibit 99.1

FOR IMMEDIATE RELEASE

May 9, 2008

Contact:

Daryl G. Byrd, President and CEO (337) 521-4003

John R. Davis, Senior Executive Vice President (337) 521-4005

IBERIABANK Corporation Announces Pulaski Bank & Trust Company Expansion

LITTLE ROCK, AR – IBERIABANK Corporation (NASDAQ: IBKC), the holding company for Pulaski Bank and Trust Company in Little Rock, Arkansas (“Pulaski”), announced that Pulaski has entered into a Purchase and Assumption Agreement with the Federal Deposit Insurance Corporation (“FDIC”), as receiver of ANB Financial, N.A. of Bentonville, Arkansas (“ANB”), an organization with $2.1 billion in assets as of January 31, 2008. After the close of business on Friday, May 9, 2008, the FDIC accepted receivership of ANB from the Office of the Comptroller of the Currency. The nine Arkansas offices of ANB will reopen on Monday, May 12, 2008 as offices of Pulaski. With the completion of this transaction, IBERIABANK Corporation will have 89 bank branch offices, 32 title insurance offices and 39 mortgage locations, including 68 combined offices serving clients in the State of Arkansas.

Highlights Of The Transaction

•

Offices. Pulaski will open nine offices in the Fayetteville-Springdale-Rogers Metropolitan Statistical Area (“MSA”) in Northwest Arkansas, one of the fastest growing regions in the United States. The offices are in Rogers (3), Fayetteville (2), Springdale (2), Bentonville, and Bella Vista. The FDIC has granted Pulaski a 90-day option to purchase the premises, furniture, fixtures, and equipment associated with these offices. The initial purchase price of these assets will be at net book value. The final purchase settlement will be at 95% of appraised value of the assets retained.

•

Deposits. Pulaski will assume approximately $213 million in insured deposits associated with this transaction. Insured deposits include public fund deposits to the extent those deposits were properly secured and exclude brokered and uninsured deposits.

•	Loans. Pulaski will purchase approximately $2 million of loans, all of which are secured by deposits.

•	Purchase Price. In association with this transaction, Pulaski paid a deposit premium to the FDIC equal to 1.011% of the insured deposits assumed.

•

Liquid Assets. Pulaski will purchase approximately $46 million of investment securities, substantially all of which are securities of the United States Treasury and federal agencies at market value. At consummation, Pulaski will receive cash for an amount equal to liabilities assumed less assets purchased and deposit premium paid to the FDIC.

•

Capital Strength. Pulaski and IBERIABANK Corporation are expected to remain well capitalized after the transaction is completed. No additional capital is required to be raised in direct association with this transaction.

Daryl G. Byrd, President and Chief Executive Officer of IBERIABANK Corporation and Pulaski Bank and Trust Company stated, “We are excited to continue the expansion of our Arkansas franchise in a very cost effective manner. In a little over a one-year time frame, we have created an exceptional client-focused franchise. Including this acquisition, Pulaski will have approximately $1.6 billion in assets, $1.3 billion in deposits, and $232 million in equity.” Byrd continued, “On a combined basis, the purchase price of our three Arkansas acquisitions was approximately $208 million, or 2.26 times book value and a 9.5% deposit premium of the combined franchises.”

IBERIABANK Corporation Arkansas Acquisitions

	Date Completed	Assets	Loans	Deposits	Equity Pre-Acq.	Purchase Price	Price-To- Book	Deposit Premium
Pulaski Investment Corporation	1/31/07	$488	$368	$423	$39	$130	332%	21.5%
Pocahontas Bancorp, Inc.	2/1/07	707	410	582	53	75	143%	3.9%
ANB Financial, N.A. / FDIC	5/12/08	213	2	213	—	2	0%	1.0%

Combined Arkansas Acquisitions		$1,408	$779	$1,218	$92	$208	226%	9.5%

Prior to this transaction, Pulaski had no banking offices in Northwest Arkansas. However, Pulaski had approximately $75 million in commercial loans and $9 million in deposits to clients in the area and $11 million in residential construction loans to builders. In addition, seven offices of Lenders Title Company and one office of Pulaski Mortgage Company are located in Northwest Arkansas.

About The Fayetteville-Springdale-Rogers MSA

This area has a population of approximately 424,000 people. During the 1990’s, the population increased by 47% and was the sixth fastest growing MSA in the United States. Since 2000, the population climbed 21% and was the 18th fastest growing MSA. In addition, some of the communities in this region have been named as “America’s Most Livable Cities”, Money Magazine’s “Best Places to Live in America,” and “50 Fabulous Places to Retire in America.”

The area experienced employment growth of 60% in the last decade and was ranked the 4th fastest MSA for job growth. The MSA has consistently reported among the lowest unemployment rates in the country. According to the U.S. Bureau of Labor Statistics, the Fayetteville-Springdale-Rogers MSA reported an unemployment rate of 3.7% in March 2008. The area is ranked in the top 10 metropolitan areas in the United States by the Milken Institute and Forbes Magazine named it one of the nation’s 10 best places for business and careers. The area is the home of the University of Arkansas (Fayetteville), Tyson Foods, Inc. (Springdale), J.B. Hunt Transportation Services, Inc. (Lowell), and the headquarters for Wal-Mart Stores, Inc. (Bentonville), the world’s largest corporation. Over 1,300 Wal-Mart vendors have added corporate branches or offices in the area as well.

Communities Within The Fayetteville-Springdale-Rogers MSA

	Population			% Growth Since:
	1990	2000	2006	1990	2000
Fayetteville	42,099	58,047	68,726	63%	18%
Springdale	29,941	45,798	63,082	111%	38%
Rogers	24,692	38,829	52,181	111%	34%
Bentonville	11,257	19,730	32,049	185%	62%
Bella Vista	9,083	16,582	24,000	164%	45%
Rest of MSA	122,423	168,059	183,518	50%	9%

Total MSA	239,495	347,045	423,556	77%	22%

About IBERIABANK Corporation

IBERIABANK Corporation is a multi-bank financial holding company with 160 combined offices, including 89 bank branch offices in Louisiana, Arkansas, and Tennessee, 32 title insurance offices in Arkansas and Louisiana, and mortgage representatives in 39 locations in eight states. The Company’s common stock trades on the NASDAQ Global Select Market under the symbol “IBKC” and the Company’s market capitalization is approximately $632 million.

The following ten investment firms currently provide equity research coverage on IBERIABANK Corporation:

•	FIG Partners, LLC

•	FTN Midwest Securities Corp.

•	Howe Barnes Hoefer & Arnett, Inc.

•	Janney Montgomery Scott

•	Keefe, Bruyette & Woods

•	Robert W. Baird & Company

•	Stephens, Inc.

•	Sterne, Agee & Leach

•	Stifel Nicolaus & Company

•	SunTrust Robinson-Humphrey

Conference Call

In association with this release, IBERIABANK Corporation will host a live conference call to discuss this transaction. The telephone conference call will be held on Monday, May 12, 2008, beginning at 8:30 a.m. Central Time by dialing 1-800-230-1093. The confirmation code for the call is 922934. A replay of the call will be available until midnight Central Time on May 19, 2008 by dialing 1-800-475-6701. The confirmation code for the replay is 922934.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with GAAP. The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefit associated with revenue items that are tax-exempt. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward Looking Statements

To the extent that statements in this press release relate to future plans, objectives, financial results or performance of IBERIABANK Corporation, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, which are based on management’s current information, estimates and assumptions and the current economic environment, are generally identified by the use of the words “plan”, “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions. IBERIABANK Corporation’s actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties.

Actual results could differ materially because of factors such as our ability to execute our growth strategy, risks relating to the integration of acquired companies that have previously been operated separately, credit risk of our customers, effect of the on-going correction in residential real estate prices and reduced levels of home sales, sufficiency of our allowance for loan losses, changes in interest rates, access to funding sources, reliance on the services of executive management, competition for loans, deposits and investment dollars, reputational risk and social factors, changes in government regulations and legislation, geographic concentration of our markets, rapid changes in the financial services industry, and hurricanes and other adverse weather events. These and other factors that may cause actual results to differ materially from these forward-looking statements are discussed in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, available at the SEC’s website, www.sec.gov, and the Company’s website, www.iberiabank.com. All information in this release is as of the date of this release. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

4